                                                                     EXHIBIT 23B

The Board of Directors
S/S Enchanted Seas and S/S Enchanted Isle:

We consent to the use of our report dated May 7, 1996 of S/S Enchanted Seas and S/S Enchanted Isle (operating units of Effjohn International B.V.) included herein in this registration statement on Form S-1 of Commodore Holdings Limited and to the reference to our firm under the heading "Experts" in the propectus.



                                               /s/ KPMG Peat Marwick LLP



Ft. Lauderdale, Florida
May 17, 1996